         As filed with the Securities and Exchanged Commission on July 19, 2001.
                                                               File No. 33-97020
                                                               File No. 811-3170
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.

                              -------------------
                                   FORM N-2


        Registration Statement Under the Investment Company Act of 1940
                               Amendment No. 36

                             THE MEXICO FUND, INC.
              (Exact Name of Registrant as Specified in Charter)

                             1775 Eye Street, N.W.
                             Washington, DC 20006
       Registrant's telephone number, including Area Code (202) 261-3300


                           Sander M. Bieber, Esquire
                                    Dechert
                             1775 Eye Street, N.W.
                            Washington, D.C.  20006
                    (Name and Address of Agent for Service)


If any securities being registered on this form will be offered on a delayed or continuous basis in reliance on Rule 415 under the Securities Act of 1933, other than securities offered in connection with a dividend reinvestment plan, check the following box....[_]

It is proposed that this filing will become effective (check appropriate box)

[_] when declared effective pursuant to Section 8(c)

The following boxes should only be included and completed if the registrant is a registered closed-end management investment company or business development company which makes periodic repurchase offers under Rule 23c-3 under the Investment Company Act and is making this filing in accordance with Rule 486 under the Securities Act.

[X] immediately upon filing pursuant to paragraph (b)

This amendment consists of the following:

(1)  Facing Sheet of the Registration Statement
(2)  Part C of the Registration Statement (including signature page) and
(3)  Exhibits to the Registration Statement

     The Prospectus and the Statement of Additional Information are incorporated by reference from Post-Effective Amendment No. 32 to this Registration Statement (File No. 811-3170) filed on October 12, 1995.

     The Financial Statements are incorporated by reference from the Fund's Annual Report (File No. 811-03170) filed on January 3, 2001.

     This amendment is being filed solely to file Exhibits Nos.(a)(4), (a)(5) and (b)(2) to this Registration Statement relating to the Articles of Incorporation and By-Laws.

                                    PART C
                               OTHER INFORMATION


Registrant's (i) Articles of Incorporation as Amended and Restated as of March 5, 1998; (ii) Articles Supplementary, dated as of November 29, 2000; and (iii) Amended and Restated By-Laws, as adopted November 29, 2000 by Registrant's Board of Directors, are filed herewith as Exhibits (a)(4), (a)(5) and (b)(2) respectively.

                                 EXHIBIT INDEX


Exhibit No.    Description


(a)(4)         Articles of Incorporation as Amended and Restated as of March 5,
               1998.

(a)(5)         Articles Supplementary, dated as of November 29, 2000.

(b)(2)         By-Laws, as Amended and Restated as of November 29, 2000.

                                  SIGNATURES


          Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment No. 36 to its Registration Statement under the Investment Company Act of 1940 to be signed on its behalf by the undersigned thereunto, duly authorized, in the District of Columbia, on the 19th day of July, 2001.

                                         THE MEXICO FUND, INC.

                                         Jose Luis Gomez Pimienta
                                         President*


                                    By:  /s/ Dilia M. Caballero
                                         --------------------------
                                         Dilia M. Caballero
                                         As Attorney-in-Fact

     * Pursuant to Power of Attorney previously filed as Exhibit 2(n) to Amendment No. 33 of Registrant's Registration Statement under the Investment Company Act of 1940, as filed with the Commission June 17, 1998.

               *                          President, Director and               July 19, 2001
---------------------------------         Principal Executive Officer
Jose Luis Gomez Pimienta

               *                          Treasurer and Principal               July 19, 2001
---------------------------------         Financial and Accounting
Carlos H. Woodworth                       Officer

               *                          Director                              July 19, 2001
--------------------------------
Juan Gallardo T.

               *                          Director                              July 19, 2001
--------------------------------
Philip Caldwell

               *                          Director                              July 19, 2001
--------------------------------
Claudio Z. Gonzalez

               *                          Director                              July 19, 2001
--------------------------------
Robert L. Knauss

               *                          Director                              July 19, 2001
--------------------------------
Agustin Santamarina V.

               *
-------------------------------
Jaime Serra Puche                         Director                              July 19, 2001